                                                                     Exhibit 3.2

                                    Delaware   PAGE 1
                                    --------
                                The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MISSION BROADCASTING OF WICHITA FALLS, INC.", CHANGING ITS NAME FROM "MISSION BROADCASTING OF WICHITA FALLS, INC." TO "MISSION BROADCASTING, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2002, AT
2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


              (Seal appears here)     Harriet Smith Windsor
                                      -----------------------------------------
                                      Harriet Smith Windsor, Secretary of State


                                      AUTHENTICATION:  2092566

                                                DATE:  11-15-02

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 11/15/2002
                                                          020705637 - 2986415


                          CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

     Mission Broadcasting of Wichita Falls, Inc., a corporation organized and existing under and by virtue of the General Corporate Law of the State of Delaware, does hereby certify:

     First: That the stockholders of Mission Broadcasting of Wichita Falls, Inc., in accordance with Section 228 of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

        Resolved, that the Certificate of Incorporation of this Company be, and hereby is, amended by changing the Article First thereof to read as follows: "The name of the corporation is Mission Broadcasting, Inc."

     Second: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Third: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                                    By: /s/  David S. Smith
                                        -------------------
                                        David S. Smith
                                        President